EXHIBIT 99
Restaurant Brands International Inc. Reports Full Year and Fourth Quarter 2017 Results

Oakville, Ontario – February 12, 2018 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the full year and fourth quarter ended December 31, 2017.

Daniel Schwartz, Chief Executive Officer of Restaurant Brands International Inc. (“RBI”) commented, “We are pleased to report another year of strong results. After acquiring POPEYES® earlier in 2017, we made good progress integrating the business, and we remain highly encouraged by the brand’s growth potential. We also improved system-wide sales growth at BURGER KING® this year, driven by accelerated net restaurant growth and continued comparable sales momentum. At TIM HORTONS®, we launched our mobile app and our espresso based beverage platform in Canada and the U.S. and also opened our first restaurants in Asia, Europe and Latin America. The continued growth prospects for each of our three iconic brands excites us, and we believe we have the right strategy in place to create further value for all of our stakeholders over the long run.”

Full Year 2017 Highlights:

•	Total Revenues of $4,576.1 million versus $4,145.8 million in prior year

•	Net Income Attributable to Common Shareholders of $626.1 million versus $345.6 million in prior year

•	Diluted EPS of $2.54 versus $1.45 in prior year

•	Comparable sales, in constant currency, of (0.1)% at Tim Hortons (“TH”), 3.1% at Burger King (“BK”), and (1.5)% at Popeyes Louisiana Kitchen (“PLK”)

•	Net restaurant growth of 2.9% at TH, 6.5% at BK, and 6.1% at PLK

•	System-wide sales growth, in constant currency, of 3.0% at TH, 10.1% at BK, and 5.1% at PLK

•	Adjusted EBITDA of $2,145.8 million

•	Combined Adjusted EBITDA growth (including a full year of Popeyes in both periods) of 8.3% on an organic basis

•	Adjusted Diluted EPS of $2.10 versus $1.58 in prior year

Fourth Quarter 2017 Highlights:

•	Total Revenues of $1,234.2 million versus $1,111.4 million in prior year period

•	Net Income Attributable to Common Shareholders of $395.0 million versus $118.4 million in prior year period

•	Diluted EPS of $1.59 versus $0.50 in prior year period

•	Comparable sales, in constant currency, of 0.1% at TH, 4.6% at BK, and (1.3)% at PLK

•	System-wide sales growth, in constant currency, of 2.4% at TH, 12.3% at BK, and 6.8% at PLK

•	Adjusted EBITDA of $606.3 million, up 10.8% on an organic basis versus prior year combined results (including Popeyes)

•	Adjusted Diluted EPS of $0.66 versus $0.44 in prior year period

Capital Structure and Dividend Update:

•
During the fourth quarter, RBI completed the previously announced preferred share redemption and the repurchase of 5 million partnership exchangeable units of Restaurant Brands International Limited Partnership (“RBI LP”)

•	RBI announced today that its board of directors declared a dividend of $0.45 per common share and partnership exchangeable unit of RBI LP for the first quarter of 2018

•	In connection with the declared dividend, RBI also announced that it is targeting a total of $1.80 in dividends per common share and partnership exchangeable unit of RBI LP for 2018

Consolidated Operational Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
System-wide Sales Growth
TH	2.4%	2.4%	3.0%	5.2%
BK	12.3%	8.5%	10.1%	7.8%
PLK	6.8%	8.8%	5.1%	7.4%
System-wide sales (in US$ millions)
TH	$1,745.1	$1,622.2	$6,716.9	$6,405.2
BK	$5,302.0	$4,651.6	$20,075.1	$18,209.2
PLK	$888.0	$767.3	$3,511.5	$3,286.3
Comparable Sales
TH	0.1%	0.2%	(0.1)%	2.5%
BK	4.6%	2.8%	3.1%	2.3%
PLK	(1.3)%	2.8%	(1.5)%	1.7%
Net Restaurant Growth
TH	2.9%	4.5%	2.9%	4.5%
BK	6.5%	4.9%	6.5%	4.9%
PLK	6.1%	6.2%	6.1%	6.2%
System Restaurant Count at Period End
TH	4,748	4,613	4,748	4,613
BK	16,767	15,738	16,767	15,738
PLK	2,892	2,725	2,892	2,725

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchised restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. For 2016, PLK figures are shown for informational purposes only.

Consolidated Financial Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions, except per share data)	2017	2016	2017	2016
	(unaudited)		(unaudited)
Total Revenues	$1,234.2	$1,111.4	$4,576.1	$4,145.8
Net Income Attributable to Common Shareholders	$395.0	$118.4	$626.1	$345.6
Net Income Attributable to Common Shareholders and Noncontrolling Interests	$757.9	$233.2	$1,211.2	$682.4
Diluted Earnings per Share	$1.59	$0.50	$2.54	$1.45

TH Adjusted EBITDA(1)	$304.1	$278.4	$1,135.8	$1,072.3
BK Adjusted EBITDA(1)	$265.3	$234.0	$903.1	$815.9
PLK Adjusted EBITDA(1)	$36.9	N/A	$106.9	N/A
Adjusted EBITDA(2)	$606.3	$512.4	$2,145.8	$1,888.2

Adjusted Net Income(2)	$313.5	$208.3	$1,001.4	$744.2
Adjusted Diluted Earnings per Share(2)	$0.66	$0.44	$2.10	$1.58

(1)	TH Adjusted EBITDA, BK Adjusted EBITDA, and PLK Adjusted EBITDA are our measures of segment profitability.

(2)	Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

Total Revenues for the year and fourth quarter grew primarily as a result of the inclusion of our PLK segment, as well as system-wide sales growth at both TH and BK. Net Income Attributable to Common Shareholders for the year and fourth quarter grew primarily as a result of one-time benefits related to the redemption of our preferred shares and a favorable tax impact resulting from the Tax Cuts and Jobs Act, which was enacted on December 22, 2017 (the "Tax Act"), both of which are excluded from our Adjusted Net Income.

Combined Adjusted EBITDA (including a full period of Popeyes’ results in both years) grew versus prior year, primarily driven by an increase in revenue and effective cost management, at the following rates:

•	Full Year 2017: 9.3% (8.3% excluding the impact of FX movements)

•	Fourth Quarter 2017: 13.7% (10.8% excluding the impact of FX movements)

TH Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2017	2016	2017	2016
	(unaudited)		(unaudited)
System-wide Sales Growth	2.4%	2.4%	3.0%	5.2%
System-wide Sales	$1,745.1	$1,622.2	$6,716.9	$6,405.2
Comparable Sales	0.1%	0.2%	(0.1)%	2.5%

Net Restaurant Growth	2.9%	4.5%	2.9%	4.5%
System Restaurant Count at Period End	4,748	4,613	4,748	4,613

Sales	$562.1	$546.3	$2,228.9	$2,112.1
Franchise and Property Revenues	$259.6	$247.6	$925.7	$889.3
Total Revenues	$821.7	$793.9	$3,154.6	$3,001.4

Cost of Sales	$433.8	$421.0	$1,707.6	$1,647.4
Franchise and Property Expenses	$94.9	$92.3	$335.6	$317.1
Segment SG&A	$19.6	$30.6	$91.0	$78.9
Segment Depreciation and Amortization	$26.8	$25.2	$102.7	$102.1
Adjusted EBITDA(1)(3)	$304.1	$278.4	$1,135.8	$1,072.3

(3)
TH Adjusted EBITDA includes $3.9 million and $3.2 million of cash distributions received from equity method investments for the three months ended December 31, 2017 and 2016, respectively. TH Adjusted EBITDA includes $12.7 million and $12.2 million of cash distributions received from equity method investments for the twelve months ended December 31, 2017 and 2016, respectively.

For the year and fourth quarter, system-wide sales growth was primarily driven by net restaurant growth of 2.9%. For the year and fourth quarter, comparable sales were relatively flat, including Canada comparable sales of 0.2% and 0.8%, respectively.

Total Revenues grew versus prior year, primarily as a result of system-wide sales growth and a favorable FX impact, at the following rates:

•	Full Year 2017: 5.1% (3.2% excluding the impact of FX movements)

•	Fourth Quarter 2017: 3.5% ((0.9)% excluding the impact of FX movements)

Adjusted EBITDA grew versus prior year, primarily driven by revenue growth, a favorable FX impact, and, in the case of fourth quarter results, a decrease in segment SG&A, at the following rates:

•	Full Year 2017: 5.9% (4.0% excluding the impact of FX movements)

•	Fourth Quarter 2017: 9.2% (4.7% excluding the impact of FX movements)

BK Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2017	2016	2017	2016
	(unaudited)		(unaudited)
System-wide Sales Growth	12.3%	8.5%	10.1%	7.8%
System-wide Sales	$5,302.0	$4,651.6	$20,075.1	$18,209.2
Comparable Sales	4.6%	2.8%	3.1%	2.3%

Net Restaurant Growth	6.5%	4.9%	6.5%	4.9%
System Restaurant Count at Period End	16,767	15,738	16,767	15,738

Sales	$22.1	$22.9	$93.7	$92.6
Franchise and Property Revenues	$322.8	$294.6	$1,125.5	$1,051.8
Total Revenues	$344.9	$317.5	$1,219.2	$1,144.4

Cost of Sales	$19.7	$20.6	$85.8	$79.9
Franchise and Property Expenses	$36.7	$38.3	$134.7	$137.0
Segment SG&A	$32.6	$36.7	$142.9	$159.6
Segment Depreciation and Amortization	$8.6	$12.1	$46.5	$48.0
Adjusted EBITDA(1)(4)	$265.3	$234.0	$903.1	$815.9

(4)	BK Adjusted EBITDA includes $0.8 million of cash distributions received from equity method investments for the three and twelve months ended December 31, 2017.

For the year and fourth quarter, system-wide sales growth was primarily driven by net restaurant growth of 6.5% as well as comparable sales of 3.1% and 4.6%, respectively. For the year and fourth quarter, comparable sales were primarily driven by US comparable sales of 2.5% and 5.1%, respectively.

Total Revenues grew versus prior year, primarily as a result of system-wide sales growth, at the following rates:

•	Full Year 2017: 6.5% (6.4% excluding the impact of FX movements)

•	Fourth Quarter 2017: 8.6% (7.3% excluding the impact of FX movements)

Adjusted EBITDA grew versus prior year, primarily as a result of revenue growth and effective cost management, at the following rates:

•	Full Year 2017: 10.7% (10.6% excluding the impact of FX movements)

•	Fourth Quarter 2017: 13.4% (12.1% excluding the impact of FX movements)

PLK Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2017	2016	2017	2016
	(unaudited)		(unaudited)
System-wide Sales Growth	6.8%	8.8%	5.1%	7.4%
System-wide Sales	$888.0	$767.3	$3,511.5	$3,286.3
Comparable Sales	(1.3)%	2.8%	(1.5)%	1.7%

Net Restaurant Growth	6.1%	6.2%	6.1%	6.2%
System Restaurant Count at Period End	2,892	2,725	2,892	2,725

Sales	$22.0	N/A	$67.7	N/A
Franchise and Property Revenues	$45.6	N/A	$134.6	N/A
Total Revenues	$67.6	N/A	$202.3	N/A

Cost of Sales	$19.9	N/A	$56.9	N/A
Franchise and Property Expenses	$2.8	N/A	$7.3	N/A
Segment SG&A	$13.0	N/A	$40.2	N/A
Segment Depreciation and Amortization	$5.0	N/A	$9.0	N/A
Adjusted EBITDA(1)	$36.9	N/A	$106.9	N/A

For the year and fourth quarter, system-wide sales growth was primarily driven by net restaurant growth of 6.1%, partially offset by comparable sales of (1.5)% and (1.3)%, respectively. For the year and fourth quarter, comparable sales were primarily driven by US comparable sales of (2.2)% and (2.5)%, respectively.

Cash and Liquidity

As of December 31, 2017, total debt was $12.3 billion, and net debt (total debt less cash and cash equivalents of $1.1 billion) was $11.2 billion. During the fourth quarter, we completed the redemption of our preferred shares, as well as the repurchase of 5 million partnership exchangeable units for approximately $330 million, as previously announced. On February 12, 2018, RBI announced that its board of directors declared a dividend of $0.45 per common share and partnership exchangeable unit of RBI LP for the first quarter of 2018. The dividend will be payable on April 2, 2018 to shareholders and unitholders of record at the close of business on March 15, 2018. In connection with the declared dividend, RBI also announced that it is targeting a total of $1.80 in dividends per common share and partnership exchangeable unit of RBI LP for 2018.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Monday, February 12, 2018, to review financial results for the full year and fourth quarter ended December 31, 2017. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors
Markus Sturm, Investor Relations
investor@rbi.com

Media
Patrick McGrade, Communications and Corporate Affairs
media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. (“RBI”) is one of the world’s largest quick service restaurant companies with more than $30 billion in system-wide sales and over 24,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 40 years. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding our progress integrating the POPEYES® business, as well as the brand’s growth potential; expectations regarding the continued growth prospects for each of our three iconic brands; whether we have the right strategy in place to create further value for all of our stakeholders over the long run; our estimates regarding our anticipated income tax rate for 2018 and other tax matters as a result of the recently-enacted U.S. tax legislation; and our target total dividend for 2018. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s ability to successfully implement its domestic and international growth strategy; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to the complexity of the new U.S. tax legislation and our ability to accurately interpret and predict its impact on our financial condition and results; and risks related to our ability to generate sufficient liquidity to achieve our target total dividend for 2018 and satisfy our debt service and other obligations. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues:
Sales	$606.2	$569.2	$2,390.3	$2,204.7
Franchise and property revenues	628.0	542.2	2,185.8	1,941.1
Total revenues	1,234.2	1,111.4	4,576.1	4,145.8
Operating costs and expenses:
Cost of sales	473.4	441.6	1,850.3	1,727.3
Franchise and property expenses	134.4	130.6	477.6	454.1
Selling, general and administrative expenses	96.8	90.1	415.5	318.6
(Income) loss from equity method investments	(3.5)	(3.6)	(12.4)	(20.2)
Other operating expenses (income), net	27.1	(38.9)	109.2	(0.7)
Total operating costs and expenses	728.2	619.8	2,840.2	2,479.1
Income from operations	506.0	491.6	1,735.9	1,666.7
Interest expense, net	136.8	117.3	512.2	466.9
Loss on early extinguishment of debt	43.4	—	122.0	—
Income before income taxes	325.8	374.3	1,101.7	1,199.8
Income tax (benefit) expense	(252.6)	72.9	(133.6)	243.9
Net income	578.4	301.4	1,235.3	955.9
Net income attributable to noncontrolling interests	363.2	115.5	586.5	340.3
Preferred shares dividends	54.0	67.5	256.5	270.0
Gain on redemption of preferred shares	(233.8)	—	(233.8)	—
Net income attributable to common shareholders	$395.0	$118.4	$626.1	$345.6
Earnings per common share:
Basic	$1.64	$0.50	$2.64	$1.48
Diluted	$1.59	$0.50	$2.54	$1.45
Weighted average shares outstanding:
Basic	241.1	234.2	237.0	232.9
Diluted	476.2	470.8	477.4	470.0
Dividends per common share	$0.21	$0.17	$0.78	$0.62

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$1,073.4	$1,460.4
Accounts and notes receivable, net of allowance of $14.7 and $14.3, respectively	455.9	403.5
Inventories, net	78.0	71.8
Advertising fund restricted assets	83.3	57.7
Prepaids and other current assets	59.0	103.6
Total current assets	1,749.6	2,097.0
Property and equipment, net of accumulated depreciation and amortization of $623.3 and $474.5, respectively	2,133.3	2,054.7
Intangible assets, net	11,062.2	9,228.0
Goodwill	5,782.3	4,675.1
Net investment in property leased to franchisees	71.3	91.9
Derivative assets	—	717.9
Other assets, net	424.8	260.3
Total assets	$21,223.5	$19,124.9
LIABILITIES, REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$412.9	$369.8
Other accrued liabilities	838.2	469.3
Gift card liability	214.9	194.4
Advertising fund liabilities	110.8	83.3
Current portion of long term debt and capital leases	78.2	93.9
Total current liabilities	1,655.0	1,210.7
Term debt, net of current portion	11,800.9	8,410.2
Capital leases, net of current portion	243.8	218.4
Other liabilities, net	1,455.1	784.9
Deferred income taxes, net	1,508.1	1,715.1
Total liabilities	16,662.9	12,339.3

Redeemable preferred shares; no par value; 68,530,939 shares authorized, issued and outstanding at December 31, 2016	—	3,297.0
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at December 31, 2017 and December 31, 2016; 243,899,476 shares issued and outstanding at December 31, 2017; 234,236,678 shares issued and outstanding at December 31, 2016	2,051.5	1,955.1
Retained earnings	650.6	445.7
Accumulated other comprehensive income (loss)	(475.7)	(698.3)
Total Restaurant Brands International Inc. shareholders’ equity	2,226.4	1,702.5
Noncontrolling interests	2,334.2	1,786.1
Total shareholders’ equity	4,560.6	3,488.6
Total liabilities, redeemable preferred shares and shareholders’ equity	$21,223.5	$19,124.9

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$1,235.3	$955.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	181.1	172.1
Premiums paid and non-cash loss on early extinguishment of debt	119.1	—
Amortization of deferred financing costs and debt issuance discount	32.7	38.9
(Income) loss from equity method investments	(12.4)	(20.2)
Loss (gain) on remeasurement of foreign denominated transactions	77.3	(20.1)
Net losses on derivatives	31.0	21.3
Share-based compensation expense	48.3	35.1
Deferred income taxes	(742.4)	80.1
Other	18.0	3.5
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(30.4)	(15.8)
Inventories and prepaids and other current assets	2.9	7.7
Accounts and drafts payable	19.9	27.5
Advertising fund restricted assets and fund liabilities	1.3	(10.1)
Other accrued liabilities and gift card liability	360.1	(1.2)
Other long-term assets and liabilities	40.2	(5.7)
Net cash provided by operating activities	1,382.0	1,269.0
Cash flows from investing activities:
Payments for property and equipment	(36.7)	(33.7)
Proceeds from disposal of assets, restaurant closures and refranchisings	26.1	30.0
Net payment for purchase of Popeyes, net of cash acquired	(1,635.9)	—
Return of investment on direct financing leases	15.9	16.6
Settlement/sale of derivatives, net	772.3	11.0
Other investing activities, net	0.5	3.0
Net cash provided by (used for) investing activities	(857.8)	26.9
Cash flows from financing activities:
Proceeds from issuance of long-term debt	5,850.0	—
Repayments of long-term debt and capital leases	(2,741.5)	(69.7)
Redemption of preferred shares	(3,005.7)	—
Payment of financing costs	(62.9)	—
Payment of dividends on common and preferred shares and distributions on Partnership exchangeable units	(663.5)	(538.1)
Repurchase of Partnership exchangeable units	(330.2)	—
Proceeds from stock option exercises	28.7	13.7
Excess tax benefits from share-based compensation	—	8.6
Other financing activities, net	(10.1)	(5.4)
Net cash provided by (used for) financing activities	(935.2)	(590.9)
Effect of exchange rates on cash and cash equivalents	24.0	(2.4)
Increase (decrease) in cash and cash equivalents	(387.0)	702.6
Cash and cash equivalents at beginning of period	1,460.4	757.8
Cash and cash equivalents at end of period	$1,073.4	$1,460.4
Supplemental cashflow disclosures:
Interest paid	$447.2	$407.1
Income taxes paid	$200.2	$159.3
Non-cash investing and financing activities:
Acquisition of property with capital lease obligations	$36.1	$32.1

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer for TH and BK and 65 weeks or longer for PLK. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Net restaurant growth is presented on a percentage basis and reflects the net increase in restaurant count (openings, net of closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

For 2017, PLK comparable sales, system-wide sales growth and system-wide sales are for the period from October 1, 2017 through December 31, 2017 and from December 26, 2016 through December 31, 2017 for the three and twelve months ended December 31, 2017, respectively. Comparable sales and system-wide sales growth are calculated using the same period in the prior year (October 1, 2016 through December 31, 2016 and December 26, 2015 through December 31, 2016, respectively). For 2017, PLK net restaurant growth is for the period from December 26, 2016 through December 31, 2017. PLK restaurant count is as of December 31, 2017 for the current period, and as of December 25, 2016 for the comparative period, inclusive of temporary closures. For 2016, PLK figures are shown for informational purposes only and are consistent with PLK’s former fiscal calendar. Consequently, PLK results for 2017 may not be comparable to those of 2016.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Comparable Sales by Largest Market	2017	2016	2017	2016
TH - Canada	0.8%	(0.2)%	0.2%	2.2%
BK - US	5.1%	1.8%	2.5%	1.0%
PLK - US	(2.5)%	3.0%	(2.2)%	1.4%

	Twelve Months Ended December 31,
System Restaurant Count by Largest Market	2017	2016
TH - Canada	3,913	3,801
BK - US	7,226	7,156
PLK - US	2,212	2,094

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

Selling, General and Administrative Expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2017	2016	2017	2016
Segment SG&A TH(1)	$19.6	$30.6	$91.0	$78.9
Segment SG&A BK(1)	32.6	36.7	142.9	159.6
Segment SG&A PLK(1)	13.0	—	40.2	—
Share-based compensation and non-cash incentive compensation expense	12.0	11.0	54.9	42.0
Depreciation and amortization(2)	5.8	5.8	22.9	21.7
PLK Transaction costs	11.9	—	61.7	—
Corporate restructuring and tax advisory fees	1.9	—	1.9	—
Integration costs	—	6.0	—	16.4
Selling, general and administrative expenses	$96.8	$90.1	$415.5	$318.6

(1)
Segment SG&A includes segment selling expenses and segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, PLK transaction costs, corporate restructuring and tax advisory fees, and integration costs.

(2)
Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales and the respective segment franchise and property expenses. Depreciation and amortization included in selling, general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2017	2016	2017	2016
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$13.7	$(1.9)	$28.6	$17.7
Litigation settlements and reserves, net	0.4	(0.4)	2.1	1.6
Net losses (gains) on foreign exchange(4)	12.4	(36.2)	77.3	(20.1)
Other, net	0.6	(0.4)	1.2	0.1
Other operating expenses (income), net	$27.1	$(38.9)	$109.2	$(0.7)

(3)
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods. Net losses (gains) on disposals of assets, restaurant closures, and refranchisings for the three and twelve months ended December 31, 2017 and the three and twelve months ended December 31, 2016 primarily reflects losses in connection with refranchisings.

(4)	Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Combined Total Revenues, Combined Adjusted EBITDA, Organic revenue growth and Organic Adjusted EBITDA growth. We believe that these non-GAAP measures are useful to investors in assessing our operating performance, as it provides them with the same tools that management uses to evaluate our performance and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the non-cash impact of share-based compensation and non-cash incentive compensation expense and (income) loss from equity method investments, net of cash distributions received from equity method investments, as well as other operating expenses (income), net. Other specifically identified costs associated with non-recurring projects are also excluded from Adjusted EBITDA, including PLK transaction costs associated with the acquisition of Popeyes, corporate restructuring and tax advisory fees, and integration costs associated with the acquisition of Tim Hortons. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments. PLK revenues and segment income from March 28, 2017 through December 31, 2017 are included in our consolidated statement of operations for the twelve months ended December 31, 2017.

Combined Total Revenues and Combined Adjusted EBITDA include results of PLK prior to the acquisition.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization, which is a non-cash expense arising as a result of acquisition accounting that may hinder the comparability of our operating results to our industry peers, (ii) amortization of deferred financing costs and debt issuance discount, a non-cash component of interest expense, and (gains) losses on early extinguishment of debt, which are non-cash charges that vary by the timing, terms and size of debt financing transactions, (iii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iv) other operating expenses (income), net, and (v) other specifically identified costs associated with non-recurring projects. Adjusted Net Income includes preferred share dividends.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating current year results at prior year monthly average exchange rates. In addition, for organic growth comparative purposes, we are presenting PLK pre- and post-combination results, including Popeyes’ pre-combination Adjusted EBITDA determined in accordance with RBI’s methodology as reflected in the reconciliation table.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
Three and Twelve Months Ended December 31, 2017
(Unaudited)

					Impact of FX
	Actual		Q4 '17 vs. Q4 '16		Movements	Organic Growth
(in US$ millions)	Q4 '17	Q4 '16	$	%	$	$	%
Calculation:		A	B		C	B-C=D	D/A
Revenue
TH	$821.7	$793.9	$27.8	3.5%	$34.6	$(6.8)	(0.9)%
BK	$344.9	$317.5	$27.4	8.6%	$4.1	$23.3	7.3%
PLK(a)	$67.6	$61.0	$6.6	10.8%	$—	$6.6	10.8%
Combined Total Revenues (a)	$1,234.2	$1,172.4	$61.8	5.3%	$38.7	$23.1	2.0%
Adjusted EBITDA
TH	$304.1	$278.4	$25.7	9.2%	$12.6	$13.1	4.7%
BK	$265.3	$234.0	$31.3	13.4%	$2.9	$28.4	12.1%
PLK(a)	$36.9	$21.0	$15.9	75.7%	$—	$15.9	75.7%
Combined Adjusted EBITDA(a)	$606.3	$533.4	$72.9	13.7%	$15.5	$57.4	10.8%

(a) RBI acquired Popeyes Louisiana Kitchen, Inc. ("Popeyes") on March 27, 2017. Prior to its acquisition by RBI, Popeyes operated on a fiscal period basis consisting of a 16-week first fiscal quarter and 12-week second through fourth fiscal quarters. Subsequent to its acquisition by RBI, Popeyes commenced reporting on a calendar quarter basis consistent with RBI. Q4'17 and FY'17 for PLK represents the period from October 1, 2017 through December 31, 2017 and December 26, 2016 through December 31, 2017, respectively, while Q4'16 and FY'16 for PLK represents the 12 weeks ended and 52 weeks ended December 25, 2016, respectively. Combined Total Revenues and Combined Adjusted EBITDA include results of PLK prior to the acquisition. Consequently, PLK results for the prior year period may not be comparable.

					Impact of FX
	Actual YTD		2017 vs. 2016		Movements	Organic Growth
(in US$ millions)	2017	2016	$	%	$	$	%
Calculation:		A	B		C	B-C=D	D/A
Revenue
TH	$3,154.6	$3,001.4	$153.2	5.1%	$55.9	$97.3	3.2%
BK	$1,219.2	$1,144.4	$74.8	6.5%	$2.1	$72.7	6.4%
PLK(a)	$266.5	$268.9	$(2.4)	(0.9)%	$(0.4)	$(2.0)	(0.7)%
Combined Total Revenues (a)	$4,640.3	$4,414.7	$225.6	5.1%	$57.6	$168.0	3.8%
Adjusted EBITDA
TH	$1,135.8	$1,072.3	$63.5	5.9%	$20.2	$43.3	4.0%
BK	$903.1	$815.9	$87.2	10.7%	$0.7	$86.5	10.6%
PLK(a)	$129.5	$95.5	$34.0	35.6%	$(0.4)	$34.4	36.0%
Combined Adjusted EBITDA(a)	$2,168.4	$1,983.7	$184.7	9.3%	$20.5	$164.2	8.3%

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)
Historical Popeyes Adjusted EBITDA

	Q1 '16	Q2 '16	Q3 '16	Q4 '16	Q1 '17	FY 16
(in US$ millions)	16 Weeks Ended 4/17/16(a)	12 Weeks Ended 7/10/16(b)	12 Weeks Ended 10/2/16(c)	12 weeks Ended 12/25/16(d)	12/26/16 through 3/27/17(e)	Fiscal Year Ended 12/25/16(d)
Revenues	$82.2	$61.7	$64.0	$61.0	$64.2	$268.9
Reconciliation of Adjusted EBITDA to Net Income
Net income (loss)	$12.9	$10.3	$10.4	$9.2	$(1.2)	$42.8
Interest expense, net	1.3	1.0	1.1	1.2	1.3	4.6
Income tax expense (benefit)	7.9	6.2	6.2	6.8	(15.0)	27.1
Depreciation and amortization	3.0	2.3	2.4	2.4	2.4	10.1
Share-based compensation	2.0	1.9	2.0	0.9	1.4	6.8
Popeyes transaction costs	—	—	—	—	33.5	—
Other operating expenses (income), net	(0.1)	—	3.7	0.5	0.2	4.1
Adjusted EBITDA	$27.0	$21.7	$25.8	$21.0	$22.6	$95.5

(a)Derived from Form 8-K filed with the Securities and Exchange Commission ("SEC") by Popeyes Louisiana Kitchen, Inc. ("Popeyes") on May 25, 2016.
(b)Derived from Form 8-K filed with the SEC by Popeyes on August 16, 2016.
(c)Derived from Form 8-K filed with the SEC by Popeyes on November 9, 2016.
(d)Derived from Form 8-K filed with the SEC by Popeyes on February 22, 2017.
(e)Derived from Popeyes internal records.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2017	2016	2017	2016
Segment income:
TH	$304.1	$278.4	$1,135.8	$1,072.3
BK	265.3	234.0	903.1	815.9
PLK	36.9	—	106.9	—
Adjusted EBITDA	606.3	512.4	2,145.8	1,888.2
Share-based compensation and non-cash incentive compensation expense(1)	12.0	11.0	54.9	42.0
PLK Transaction costs(2)	11.9	—	61.7	—
Corporate restructuring and tax advisory fees(3)	1.9	—	1.9	—
Integration costs(4)	—	6.0	—	16.4
Impact of equity method investments(5)	1.2	(0.4)	1.1	(8.0)
Other operating expenses (income), net	27.1	(38.9)	109.2	(0.7)
EBITDA	552.2	534.7	1,917.0	1,838.5
Depreciation and amortization	46.2	43.1	181.1	171.8
Income from operations	506.0	491.6	1,735.9	1,666.7
Interest expense, net	136.8	117.3	512.2	466.9
Loss on early extinguishment of debt	43.4	—	122.0	—
Income tax (benefit) expense(6)	(252.6)	72.9	(133.6)	243.9
Net income	$578.4	$301.4	$1,235.3	$955.9

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions, except per share data)	2017	2016	2017	2016
Net income	$578.4	$301.4	$1,235.3	$955.9
Income tax (benefit) expense(6)	(252.6)	72.9	(133.6)	243.9
Income before income taxes	325.8	374.3	1,101.7	1,199.8
Adjustments:
Franchise agreement amortization	7.8	6.9	30.0	27.3
Amortization of deferred financing costs and debt issuance discount	7.5	9.8	32.7	38.9
Interest expense and loss on extinguished debt(7)	46.5	3.1	134.5	12.6
PLK Transaction costs(2)	11.9	—	61.7	—
Corporate restructuring and tax advisory fees(3)	1.9	—	1.9	—
Integration costs(4)	—	6.0	—	16.4
Impact of equity method investments(5)	1.2	(0.4)	1.1	(8.0)
Other operating expenses (income), net	27.1	(38.9)	109.2	(0.7)
Total adjustments	103.9	(13.5)	371.1	86.5
Adjusted income before income taxes	429.7	360.8	1,472.8	1,286.3
Adjusted income tax expense(6)(8)	62.2	85.0	214.9	272.1
Adjusted net income before preferred share dividends	367.5	275.8	1,257.9	1,014.2
Preferred share dividends	54.0	67.5	256.5	270.0
Adjusted net income	$313.5	$208.3	$1,001.4	$744.2
Adjusted diluted earnings per share	$0.66	$0.44	$2.10	$1.58
Weighted average diluted shares outstanding	476.2	470.8	477.4	470.0

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)
Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2016 and 2017 cash bonus, respectively.

(2)
In connection with the acquisition of Popeyes Louisiana Kitchen, Inc., we incurred certain non-recurring selling, general and administrative expenses during the three and twelve months ended December 31, 2017, respectively, primarily consisting of professional fees and compensation related expenses.

(3)	Costs associated with corporate restructuring initiatives and professional advisory and consulting services related to the interpretation and implementation of the Tax Act.

(4)
In connection with the implementation of initiatives to integrate the back-office processes of TH and BK to enhance efficiencies, we incurred certain non-recurring selling, general and administrative expenses related to these initiatives during the three and twelve months ended December 31, 2016, respectively, primarily consisting of professional fees.

(5)
Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(6)
On January 1, 2017, we adopted a new accounting standard related to the tax impact of equity based compensation. As a result, our effective tax rate was reduced by 10.8% and 6.4% for the three and twelve months ended December 31, 2017, respectively, and our effective adjusted tax rate was reduced by 8.2% and 4.8% for the three and twelve months ended December 31, 2017, respectively. There was no impact to our results for the three and twelve months ended December 31, 2016.

(7)
Represents loss on early extinguishment of debt and non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015.

(8)
Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred. For the three and twelve months ended December 31, 2016, the tax impacts of non-GAAP adjustments amounted to $12.1 million and $28.2 million, respectively. For the three and twelve months ended December 31, 2017, the tax impacts of non-GAAP adjustments amounted to $14.1 million and $47.8 million, respectively. Adjusted income tax expense for both the three and twelve months ended December 31, 2017 also excludes the net $300.7 million benefit arising from the enactment of the Tax Act due to (i) remeasurements and (ii) taxes imposed by the Tax Act.